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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                                Pacer Technology
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                         [PACER TECHNOLOGY LETTERHEAD]

                                                               November 10, 1999
                         AN OPEN LETTER TO SHAREHOLDERS

DEAR FELLOW SHAREHOLDERS:

     Only one week remains until our Annual Meeting of Shareholders takes place. Your are faced with an important decision that, potentially, will have a long term impact on your investment in Pacer: You can vote to retain the current Board of Directors and, by that means, demonstrate your support for the new management team that is focused on building a new Pacer Technology by implementing new business initiatives designed to grow Pacer, improve its profitability and increase shareholder value. Or, you can vote to bring back the failed management team of Munn, Bloom and Cavazos, led by Geoffrey Tirman, who has been unable to articulate any new ideas for improving Pacer and, therefore, has chosen to focus, NOT on building a new Pacer, but rather on dredging up past history.

     We know that many of you are unhappy about Pacer's past performance and we understand why you feel this way. HOWEVER, BRINGING BACK THE FAILED MANAGEMENT TEAM OF MUNN, BLOOM AND CAVAZOS, AND UNDERMINING THE PROGRESS THAT IS BEING MADE BY OUR NEW MANAGEMENT TEAM IS NOT THE SOLUTION. We believe this is demonstrated by the recent significant improvement in our operating results and profitability that we were able to achieve once Munn, Bloom and Cavazos departed the scene and our new management team was permitted to implement their business initiatives.

     IT'S REALLY VERY SIMPLE. YOU CAN VOTE TO SUPPORT THE EFFORTS AND INITIATIVES OF YOUR NEW MANAGEMENT TEAM THAT IS FOCUSED ON IMPROVING PACER'S PERFORMANCE AND BUILDING VALUE FOR THE SHAREHOLDERS, BY SIGNING AND RETURNING THE WHITE PROXY CARD. OR, YOU CAN VOTE FOR TIRMAN AND HIS NOMINEES AND BRING BACK THE PAST AND THE FAILED MANAGEMENT TEAM.

     REMEMBER:

     - Tirman tells you that he and his nominees will place your interests first and that your Board of Directors does not. However, in deciding whether Tirman is telling you the truth about putting your interests first, it is important for you to consider that:

         - Tirman offered "to sell you out" by abandoning the proxy contest, if we would just pay him $2.00 per share in cash for his shares. What's more, he has never denied making this proposal.
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         - Tirman criticizes the Board's rejection of the $1.95 offer from
           Swander Pace, which was based on the Board's considered belief that the offer was inadequate. However, Tirman is unwilling to tell you that he advised the Board that he too believed that the $1.95 price was inadequate.

     - Tirman tells you that he and his nominees have the skills and commitment to improve Pacer's profitability and share value. But the record of performance -- or, rather, non-performance -- of his slate of candidates indicates that this is not true.

         - As Tirman admits in his proxy materials, while Munn, Bloom and Cavazos were running Pacer, Pacer's stock price declined by 11%.

         - Munn told the Board, as recently as February of this year, that his management team was at a loss as what actions it could take to improve the price of Pacer's shares.

         - The Munn led management team recommended to the Board that Pacer pay more than $15 million and borrow heavily to acquire Cook Bates. The Board rejected that proposal and, as a result of its actions, Pacer was ultimately able to acquire Cook Bates for $5.6 million, or about one-third of what Munn and his management team wanted to pay for it.

         - Since March of this year, Munn and Cavazos have sold a total of more than 560,000 of their Pacer shares, which placed downward pressure on Pacer's share price.

     - During their tenure on the Board, neither Tirman nor Merriman presented a single substantive proposal for improving Pacer's profitability or share price performance. Now, at the very time that the new management team is achieving significant improvements in Pacer's operating results, all without any help from Tirman or Merriman, Tirman is threatening to fire at least certain (unidentified) members of the new management team.

     YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE WHITE PROXY CARD.

     WE ALSO URGE YOU TO DISCARD, AND NOT TO SIGN, ANY PROXY CARD SENT TO YOU BY TIRMAN OR HIS COMMITTEE. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO MACKENZIE PARTNERS, INC. OR TO THE SECRETARY OF PACER TECHNOLOGY OR BY VOTING IN PERSON AT THE ANNUAL MEETING. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING.

     IMPORTANT -- IF YOU VOTE TIRMAN'S GREEN PROXY CARD OR FAIL TO VOTE THE WHITE PROXY CARD, YOU WILL BE HELPING TIRMAN AND THE FAILED MANAGEMENT TEAM OF MUNN, BLOOM AND CAVAZOS, TAKE CONTROL OF PACER AND UNDERMINE THE MOMENTUM AND PROGRESS

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MADE BY OUR NEW MANAGEMENT TEAM. BY CONTRAST, IF YOU DO SIGN AND RETURN THE
WHITE PROXY CARD, AT LEAST TWO OF TIRMAN'S NOMINEES WILL STILL BE ELECTED TO THE BOARD. AS A RESULT, VOTING THE WHITE PROXY CARD PROVIDES A REASONABLE COMPROMISE FOR THOSE OF YOU THAT MAY WANT TO SEND A MESSAGE TO THE BOARD AND AT THE SAME TIME ENCOURAGE YOUR NEW MANAGEMENT TEAM TO CONTINUE IT NEW BUSINESS INITIATIVES.

     Thank you for your support and please feel free to contact any of us at
(800) 538-3091 if you have any questions or any suggestions. We look forward to seeing you at the Annual Meeting.

Sincerely,

         /s/ Tom Nightingale   /s/ Roger Vanderlaan   /s/ Laurence Huff
      TOM NIGHTINGALE            ROGER VANDERLAAN            LAURENCE HUFF

                    /s/ James Gallagher   /s/ Amanda Searcy
                    JAMES GALLAGHER            AMANDA SEARCY

                                   IMPORTANT

     IF YOUR SHARES ARE HELD BY A BROKERAGE FIRM OR BANK, ONLY YOUR BROKER OR BANK CAN VOTE ON YOUR BEHALF. IF YOU DO NOT GIVE YOUR BROKER OR BANK SPECIFIC INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED AT THIS YEAR'S ANNUAL MEETING.

     PLEASE CONTACT YOUR BROKER OR BANK AND INSTRUCT THEN TO VOTE A WHITE PROXY TODAY ON YOUR BEHALF AS RECOMMENDED BY THE BOARD OF DIRECTORS.

     IF YOU HAVE SENT A GREEN PROXY CARD TO THE TIRMAN-LED PACER SHAREHOLDER COMMITTEE, YOU HAVE THE RIGHT TO REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD OR BY INSTRUCTING YOUR BROKER OR BANK TO VOTE A WHITE PROXY TODAY ON YOUR BEHALF, AS RECOMMENDED BY THE BOARD OF DIRECTORS.

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE COMPLETING THE WHITE PROXY CARD OR CONTACTING YOUR BROKER, PLEASE CALL OUR SOLICITORS: MACKENZIE PARTNERS, INC., TOLL-FREE, AT 1-800-322-2885.

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     Pacer is soliciting proxies for the election of W. T. Nightingale, III,
Carl E. Hathaway, John G. Hockin II, and Larry K. Reynolds at the Annual Meeting of Shareholders to be held on November 16, 1999 and may solicit revocations of any proxies delivered to Tirman's Committee. Pacer and the following individuals may be deemed to be "participants" in this solicitation of proxies: W. T. Nightingale, III, Carl E. Hathaway, John G. Hockin II, Larry K. Reynolds, James
F. Gallagher, Roger R. Vanderlaan, Laurence Huff DeVere McGuffin and Amanda Searcy. As of September 27, 1999, those individuals beneficially owned, in the aggregate, 2,862,090 shares of Pacer Common Stock (inclusive of options to purchase shares of Common Stock that were exercisable as of that date or were to become exercisable within 60 days thereafter).

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